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                               DEALER AGREEMENT

Dear Securities Dealer:

U.S. Global Brokerage, Inc. ("we" or "us") invites you to participate in the distribution of shares of the U.S. Global Investors Funds ("Investors Funds") and U.S. Global Accolade Funds ("Accolade Funds") (each a "Trust" and together the "Trusts") for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. The Trusts are series funds presently authorized to issue numerous series of shares. Those series for which payments from distribution fees are authorized are listed on Attachment A. The intent of the Trusts is to issue additional series, and each of the current and planned series may offer multiple classes of shares (each series a "Fund" and together the "Funds"). The shares of additional series of the Trusts may become available for sale in the future, in which event the terms and conditions of this Agreement will be fully applicable thereto. We will notify you from time to time of the Funds that are eligible for distribution and the terms of compensation under this Agreement. This Agreement supersedes any prior dealer agreements between us and is effective as of April 16, 2007.

As principal underwriter ("Principal Underwriter"), we have the exclusive right to coordinate distribution of Trust shares. We are not the agent of any dealer or any other purchaser of shares of the Trusts, and all sales of the shares of the Trusts made under this Agreement are made by application to the Trusts.

All orders are subject to acceptance or rejection by the Trusts at the San Antonio, Texas office, in their sole discretion, and all orders that are accepted by the Trusts will be deemed to be accepted at the office in Texas.

1. Licensing.

         (a) You represent that (i) you are a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement, (ii) you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"),(iii) you are presently licensed to the extent necessary by the appropriate regulatory agency of each state or other jurisdiction in which you will offer and sell shares of the Funds, and (iv) each of your partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of shares of the Funds or the performance of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you will offer and sell shares of the Funds.

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         (b) You agree that (i) termination or suspension of your registration with any federal, state or local authority; (ii) termination or suspension of membership with the NASD, or (iii) termination or suspension of your license to do business by any state or federal regulatory agency, at any time shall immediately cause the termination of this Agreement and shall require you to notify us in writing of such action.

         (c) You agree that this Agreement is in all respects subject to the Conduct Rules of the NASD, and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, you acknowledge that you are solely responsible for all suitability determinations with respect to offers and sales of shares of the Funds to your customers and that the Funds have no responsibility for the manner of your performance of, or for your acts or omissions in connection with, the duties and activities you perform under this Agreement.

         (d) You agree to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

         (e) You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation.

2. Sales of Fund Shares. You may offer and sell shares of each Fund and class only at the public offering price, which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of them shall be subject to the terms of the then current prospectus and statement of additional information (hereafter, the "prospectus") and new account application, including amendments, for each such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

3. Duties of Dealer: In General. You agree:

         (a) To sell our funds only to U.S. residents and to act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in paragraph 4 hereof. You shall not have any authority to act as agent for the issuer (the Funds) (except as limited agent for purposes of receiving and transmitting orders and instructions regarding the purchase, exchange and redemption of shares held by your customers), the Principal Underwriter, or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity. In receiving orders from your customers, we are not soliciting such customers, and have no responsibility for determining whether shares are suitable investments for such customers.

         (b) That all purchases, redemptions and exchanges of shares contemplated by this Agreement shall be effected by you for your customers in accordance with each Fund's then current Prospectus, including, without limitation, the collection of any redemption fees, and in accordance with applicable laws and regulations, including but not limited to Rule 22c-1. Please note that orders to purchase shares or exchange into the Gold Shares Fund and World Precious


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Minerals Fund received after 3:00 p.m. Eastern time or the close of the NYSE, whichever is earlier, will not become effective until the next business day.

         (c) To purchase shares only from us or from your customers.

         (d) To enter orders for the purchase of shares of the Funds only from us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

         (e) To maintain records of all sales and redemptions of shares made through you and to furnish us with copies of such records on request.

         (f) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

         (g) That you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding.

         (h) That if any shares confirmed to you hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us all compensation paid to you on such orders. We shall forthwith pay to the appropriate Fund our share, if any, of the "charge" on the original sale and shall also pay to such Fund the refund from you as herein provided. We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

         (i) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

         (j) That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification.

         (k) That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on


                                      3
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behalf of the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

         (l) To be responsible for any and all credit that you may extend to your customers, to the extent such extension of credit is permitted under applicable rules and regulations, and for compliance with all regulatory requirements respecting such extension of such credit. You further agree to safeguard your customers' funds and securities in a reasonable manner.

         (m) That you will bear all expenses incurred in connection with your performance of the terms of this Agreement.

         (n) That all of your customers' taxpayer identification numbers ("TIN"), ITIN, or GII furnished to us by you are correct and that you will not open an account without providing us with the customer's TIN, ITIN, or GII. Further, you agree to comply with the procedures set forth in Appendix A to this Agreement.

4. Duties of Dealer: Retirement Accounts. In connection with orders for the purchase of shares on behalf of an Individual Retirement Account, Self-Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, you shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and you shall not place such an order until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan. You agree to indemnify us as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from you which cause a tax liability or other tax penalty.

5. Conditional Orders; Certificates. We will not accept from you any conditional orders for shares of any of the Funds other than as specified in the then-current prospectus of the appropriate Trust series. Delivery of certificates for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales charge, if any, on such sale. No certificates will be issued unless specifically requested.

6. Dealer Compensation. In accordance with the terms of any Rule 12b-1 Distribution Plan that has been duly adopted by the Board of Trustees of the U.S. Global Accolade Funds and U.S. Global Investors Funds and approved by shareholders with respect to particular Funds, the U.S. Global Accolade Funds Trust and the U.S. Global Investors Funds Trust, subject to authorization by the Board, may make payments to brokers engaged in the distribution of shares of those Funds, as provided on Attachments A and B.

To the extent you provide administrative and other client shareholder services, including, but not limited to, furnishing personal and other services and assistance to your customers who own shares of a Plan Fund (as defined below), answering routine inquiries regarding a Fund, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or


                                      4
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regulations, we may pay you a shareholders servicing fee of up to 0.25%, as determined by the Funds' Board of Trustees.

7. Redemptions. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the redemption or repurchase prices then computed by the Funds. You shall, however, be permitted to sell shares for the account of the record owner to the Funds at the repurchase price then currently in effect for such shares and may charge the owner a fair commission for handling the transaction.

8. Transaction Processing. The procedure for handling orders will be subject to regulations that we, the Trusts, NSCC or DST may issue, from time to time, to dealers. In any event, all orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Telephone orders will be effected at the price(s) next computed on the day they are received from you if, as set forth in each Fund's current prospectus, they are received prior to the time the price of its shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.

9. Multiple Classes. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses. In addition, you will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations affecting the sale or distribution of mutual funds offering multiple classes of shares.

10. Rule 12b-1 Plans. You are also invited to participate in all Plans adopted by the Funds listed on Attachments A and B (the "Plan Funds") pursuant to Rule 12b-1 under the 1940 Act.

To the extent that you participate in the distribution of Fund shares which are eligible for a Rule 12b-1 distribution fee, we shall pay you a Rule 12b-1 distribution fee as set forth on Attachments A and B. All Rule 12b-1 distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to you pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as each Fund uses to compute its net assets as set forth in its effective Prospectus).

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You shall furnish us and each Fund with such information as shall reasonably be requested by the Boards of Directors, Trustees or Managing General Partners (hereinafter referred to as "Directors") of such Funds with respect to the fees paid to you pursuant to the Schedule. We shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Plan Funds' Directors, including such persons who are not interested persons of the Plan Funds and who have no financial interest in the Plans or any related agreement ("Qualified Directors"). The Plans or the provisions of this Agreement relating to such Plans may be terminated at any time by the vote of a majority of the Plan Funds' Boards of Directors, including Qualified Directors, or by a vote of a majority of the outstanding shares of the Plan Funds, on sixty (60) days' written notice, without payment of any penalty. The Plans or the provisions of this Agreement may also be terminated by any act that terminates the underwriting agreement between us and the Plan Funds, and/or the management or administration agreement between U.S. Global Investors Funds or U.S. Global Accolade Funds or their affiliates and the Plan Funds. In the event of the termination of the Plans for any reason, the provisions of this Agreement relating to the Plans will also terminate.

Continuation of the Plans and provisions of this Agreement relating to such Plans are conditioned on Qualified Directors being ultimately responsible for selecting and nominating any new Qualified Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, Plan Funds are permitted to implement or continue Plans or the provisions of this Agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Boards of Directors are able to conclude that the Plans will benefit the Plan Funds. Absent such yearly determination the Plans and the provisions of this Agreement relating to the Plans must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. You agree to waive payment of any amounts payable to you by us under a Fund's Plan of Distribution pursuant to Rule 12b-1 until such time as we are in receipt of such fee from the Fund.

The provisions of the Rule 12b-1 Plans between the Plan Funds and us, insofar as they relate to Plans, shall control over the provisions of this Agreement in the event of any inconsistency.

11. Registration of Shares. Upon request, we shall notify you of the states or other jurisdictions in which each Fund's shares are currently registered or qualified for sale to the public. We shall have no obligation to register or qualify, or to maintain registration or qualification of, Fund shares in any state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Except as stated in this


                                      6
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paragraph, we shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

12. Additional Registrations. If it is necessary to register or qualify the shares in any foreign jurisdictions in which you intend to offer the shares of any Funds, it will be your responsibility to arrange for and to pay the costs of such registration or qualification; prior to any such registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such registration or qualification without the written consent of the Funds and of ourselves.

13. Fund Information. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply prospectuses, reasonable quantities of supplemental sale literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. We may withdraw such approval in whole or in part upon notice to you, and you shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. You are not authorized to modify or translate any such materials without our prior written consent.

14. Indemnification. You agree to indemnify, defend and hold harmless us, the Funds, their officers, directors and employees from any and all losses, claims, liabilities and expenses arising out of (1) any alleged violation of any statute or regulation including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer and sale by you of shares of the Funds pursuant to this Agreement (except to the extent that our negligence or failure to follow correct instructions received from you is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from you or your agent or employees, or (3) the breach by you of any of the terms and conditions of this Agreement.

15. Termination; Succession; Amendment. Each party to this Agreement may cancel its participation in this Agreement by giving written notice to the other parties. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other parties' Chief Legal Officers at the addresses shown herein or in the most recent NASD Manual. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing


                                      7
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means shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will only be effective upon written notification by us. Unless terminated, this Agreement shall be binding upon each party's successors or assigns. This Agreement may be amended by us at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment.

16. Setoff; Dispute Resolution. Should any of your concession or similar accounts with us have a debit balance, we may offset and recover the amount owed from any other account you have with us, without notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Texas, not including any provision that would require the general application of the law of another jurisdiction.

17. Confidentiality. Each of the parties represents and warrants that it has enacted appropriate safeguards to protect non-public customer information. If non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement and in accordance with Regulation S-P under the Gramm-Leach Bliley Act, as amended.

18. Anti-Money Laundering:

         (a) You acknowledge that you are a financial institution (as defined in 31 U.S.C. 5312(a)(2) or (c)(1)) subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. You represent and warrant that you are in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance and rules issued by any government or regulatory entity having jurisdiction over you.

         (b) You represent and warrant that you maintain an Anti-Money Laundering program that complies with Section 352 of the USA PATRIOT Act and applicable BSA Regulations and guidance and rules issued by any government or regulatory entity having jurisdiction over you and that includes a Customer Identification Program ("CIP") that complies with Section 326 of the USA PATRIOT Act. You represent and warrant that you will perform all aspects of your CIP procedures with respect to any customer of yours that opens an account or establishes a relationship with us or the Funds (a "Customer"). You represent that your CIP includes reasonable procedures: (i) to obtain information for and to verify the identity of Customers to enable you to form a reasonable belief that you know the true identity of your Customers; (ii) to

                                      8
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determine whether the Customer appears on any lists of known or suspected terrorists or terrorist organization issued by any government or regulatory entity and designated as such by the Department of the Treasury; (iii) to maintain records of the information used to verify the Customer's identity, including name, address, and other identifying information for at least five years following a Customer's final redemption from a Fund; and (iv) to notify Customers that it is requesting information to verify their identities.

         (c) You represent and warrant that: (i) you have appropriate tools to detect suspicious transactions; (ii) you will cooperate with us in our efforts to detect money laundering or terrorist funding; and (iii) you have tools to comply with the USA PATRIOT Act including, without limitation, Section 312 (private banking), Section 313 (shell banks), Section 319 (foreign bank ownership), Section 326 (customer identification and verification) and all other AML Laws or AML Acts.

         (d) You shall immediately notify us, in writing, if you become aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

         (e) You agree that if we are required to supply information, documentation or guidance to a government or regulatory entity with respect to your anti-money laundering compliance program, you will allow such government or regulatory entity to examine your files.

19. Acceptance; Cumulative Effect. This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer agreement with us, your first trade or acceptance of payments from us after receipt of this Agreement, as it may be amended pursuant to paragraph 15, above, shall constitute your acceptance of its terms. Otherwise, your signature below shall constitute your acceptance of its terms.

20. Notices. All communications to us relating to matters covered by this Agreement should be sent to our Texas office. Notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.



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U.S. GLOBAL BROKERAGE, INC.
7900 CALLAGHAN ROAD
SAN ANTONIO, TX 78229
(210) 308-1234 (210) 308-1230 FAX

Dated:______________________________

By: ___________________________________
         Shannon Neill
         President





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                                  APPENDIX A
                                  ----------
              POLICIES AND PROCEDURES WITH RESPECT TO RULE 22c-2

I. Shareholder Information.

1. Agreement to Provide Information. You agree to provide to the Fund, upon written request, the TIN, ITIN, or GII, if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by you during the period covered by the request ("Transaction Information").

2. Period Covered by Request. Requests must set forth a specific period, not to exceed one hundred and eighty (180) days from the date of the request, for which Transaction Information is sought. We may request Transaction Information older than one hundred and eighty (180) days from the date of the request as we deem necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3. Form and Timing of Response. You agree to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1 above. If requested by the Fund or its designee, you agrees to use your best efforts to determine promptly, but in any event not later than ten (10) business days after receipt of a request, whether any specific person about whom you have received the identification and transaction information specified in Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, you agree to either promptly (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. You additionally agree to inform the Fund whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this Agreement, an "indirect intermediary" has the same meaning as in Rule 22c-2.

4. Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

5. Agreement to Restrict Trading. You agree to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

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

6. Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, OR GII, is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. Timing of Response. You agree to execute instructions, per Section 5, as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by you.

8. Confirmation by Intermediary. You must provide written confirmation to the Fund that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9. Definitions. For purposes of this Agreement:

         (a) The term "Intermediary" shall mean "financial intermediary" as defined in Rule 22c-2 under the Investment Company Act.

         (b) The term "Fund" includes the fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.*

         (c) The term "purchase" does not include the automatic reinvestment of dividends.

         (d) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by you.

         (e) The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name.

         (f) Note that the term "Shareholder" may have alternative meanings as follows: (1) for Retirement Plan Record keepers the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares and (2) for Insurance Companies the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by an Intermediary.

         (g) The term "written" includes electronic writings and facsimile transmissions.


--------------------------
* As defined in SEC Rule 22c-2(b), the term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.


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



Attachment A

                          U.S. GLOBAL ACCOLADE FUNDS


                              Holmes Growth Fund



                                MegaTrends Fund


                      Subadviser: Leeb Capital Management



                             Eastern European Fund
                        Subadviser: Charlemagne Capital


                         Global Emerging Markets Fund
                        Subadviser: Charlemagne Capital

Rule 12b-1 fee payable to Securities Dealer for services provided to and/or distribution expenses incurred in connection with sales and promotional services related to the distribution of fund shares: 0.25% per annum of the average net assets of the funds listed above, payable monthly, (1/12 of 0.25%)

for shares attributable to customers of your firm and eligible for such payment. You shall provide a monthly statement to U.S. Global reflecting the number of positions you hold and the average net assets.




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



                                 ATTACHMENT B
                                 ------------


                          U.S. GLOBAL INVESTORS FUNDS

None




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